Exhibit 10.25

CYTODYN INC.

AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement (this “Agreement”) is made and entered into on November __, 2014 and effective as of November 3, 2014 (the “Effective Date”), by and between CytoDyn Inc., a Colorado corporation (the “Company”), and Denis R. Burger, Ph.D., an individual (“Consultant”).

WHEREAS, Consultant has served as an outside director of the Company’s Board of Directors (the “Board”) since February 7, 2014; and

WHEREAS, Consultant has over 25 years of experience managing scientific, operational, financial, and executive responsibilities in the biotech industry; and

WHEREAS, Company and Consultant entered into a Consulting Agreement on February 14, 2014 (the “Agreement’) pursuant to which the Company retained Consultant to advise the Company’s executive management team (the “Team”) and perform such other services as set forth in the Agreement;

WHEREAS, Company and Consultant wish to amend certain terms of the Agreement

NOW, THEREFORE, in consideration of the material promises set forth herein and for other good and valuable consideration, the parties agree as follows:

1. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Original Agreement.

2. Amendment to Section 4(a) Section 4(a) of the Agreement is hereby amended by deleting the existing paragraph 4(a) in its entirety and substituting the following in lieu thereof:

4(a) Monthly Fee. Consultant will receive as compensation hereunder monthly payments of $10,000, in cash, payable on or before the 15th day of each month, beginning on the Effective Date and for the term of this Agreement.

3. Amendment to Section 4. Section 4 of the Agreement is hereby further amended by adding a new Section 4(e) as follows:

4(e) Grant of Stock Options. Consultant shall also receive an option to purchase 100,000 shares of Common Stock of the Company at the exercise per share of $0.70 subject to the terms and conditions of the Stock Option Award Agreement annexed hereto as Exhibit A.

4. No Other Amendments. Except as expressly amended hereby the MSA shall continue in full force and effect.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the state of Washington without giving effect to the choice of law provisions thereof.

6. Counterparts. For the convenience of the parties hereto, this Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and each of their successors and assigns, including, without limitation, any successors or surviving entities thereto by operation of merger.

8. Entire Agreement. The Agreement, as amended hereby, constitutes the entire agreement of all parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof. All references in the Agreement to “this Agreement”, “hereof”, “hereby” and words of similar import shall refer to the Agreement as amended hereby.

IN WITNESS WHEREOF, the parties have set their hands as of the Effective Date.

THE COMPANY CytoDyn Inc.		CONSULTANT

By:	/s/ Anthony Caracciolo	/s/ Denis R. Burger
	Anthony Caracciolo Chairman of the Board	Denis R. Burger, Ph.D

Exhibit A

Stock Award Agreement

CYTODYN INC.

2012 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

This STOCK OPTION AWARD AGREEMENT (this “Option Agreement”) is made effective as of November 3, 2014, by and between CytoDyn Inc., a Colorado corporation (the “Corporation”), and Denis R. Burger, Ph. D. (the “Participant”).

1. Grant of Option.

The Corporation hereby grants to the Participant an option (the “Option”) to purchase 100,000 shares of Common Stock (the “Shares”) as of November 3, 2014 (the “Date of Grant”) at the exercise price per Share of $0.70 (the “Exercise Price”) subject to the terms and conditions of this Option Agreement.

2. Application of Plan Terms.

Unless otherwise defined herein, the capitalized terms in this Option Agreement will have the same defined meanings as set forth in the Corporation’s 2012 Equity Incentive Plan (the “Plan”).

3. Term.

The Option will automatically terminate on November 3, 2019 (the “Expiration Date”), to the extent not exercised, unless terminated earlier in accordance with this Option Agreement. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

4. Exercise of Option.

(a) Right to Exercise. The Option will become Vested and exercisable cumulatively according to the following Vesting Schedule:

Percentage of Option Vested and Exercisable	Vesting Date
50%	November 3, 2015

50%	November 3 2016

(b) Acceleration of Exercisability. Notwithstanding the schedule provided in subsection (a), the Option will become fully Vested (unless the Participant chooses to decline accelerated Vesting of all or any portion of the Option) upon the occurrence of a Change in Control Date.

(c) Method of Exercise. The Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A), stating the election to exercise the Option, the number of whole Shares in respect of which the Option is being exercised, the form of payment, and such other provisions as may be required by the Committee. The exercise notice shall be delivered to the Corporation in accordance with Section 15 below accompanied by full payment of the Exercise Price, which must be made by one or a combination of the following:

(1) Payment in cash;

(2) Delivery of previously owned Shares having a Fair Market Value equal to the exercise price; or

(3) Delivery of an irrevocable direction to a securities broker acceptable to the Committee (subject to the provisions of the Sarbanes-Oxley Act of 2002 and any other applicable statute or rule) to sell Shares subject to the Option and to pay a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Exercise Price.

The Option shall be deemed to be exercised upon receipt by the Corporation of such notice accompanied by the Exercise Price and Tax Payment (defined below), if required.

(d) Taxes. No portion of the Option may be exercised and no Shares will be delivered to the Participant or other person pursuant to the exercise of the Option until the Participant or other person has made arrangements acceptable to the Committee for the satisfaction of applicable income tax and tax withholding obligations, if any, including, without limitation, such other tax obligations of the Participant incident to the receipt of Shares (the “Tax Payment”). Upon exercise of the Option, the Corporation may offset or withhold (from any amount owed by the Corporation to the Participant) or collect from the Participant or other person an amount sufficient to satisfy such Tax Payment obligation, if any.

The Participant understands that the Participant may suffer adverse tax consequences as a result of the Participant’s purchase or disposition of the Shares. The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the purchase or disposition of the Shares and that the Participant is not relying on the Corporation for any tax advice.

5. Restrictions on Exercise.

The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any applicable federal or state securities law. If the exercise of the Option within the time periods set forth in Sections 6, 7, or 8 of this Option Agreement is prevented by the provisions of this Section 5, the Option shall remain exercisable until one month after the date the Participant is notified by the Corporation that the Option is exercisable, but in any event no later than the Expiration Date.

6. Termination or Change of Continuous Service.

In the event the Participant’s Continuous Service terminates, other than “for cause” (as defined in the Plan), the Participant may, but only during the Post-Termination Exercise Period, exercise the portion of the Option that was Vested at the date of such termination (the “Termination Date”). The “Post-Termination Exercise Period” is the period commencing on the Termination Date and continuing for three months thereafter. In the event of termination of the Participant’s Continuous Service for cause, the Participant’s right to exercise the Option shall, except as otherwise determined by the Committee, terminate concurrently with the termination of the Participant’s Continuous Service (also the “Termination Date”). In no event, however, shall the Option be exercised later than the Expiration Date.

In the event of the Participant’s change in status from Non-Employee Director, employee or Consultant to any other status of Non-Employee Director, employee or Consultant, the Option shall remain in effect. Except as provided in Sections 7 and 8 below, to the extent that the Option was unvested on the Termination Date, or if the Participant does not exercise the Vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.

7. Death of Participant.

In the event of the Participant’s death, the person who acquires the right to exercise the Option pursuant to will or the laws of descent and distribution may exercise the portion of the Option that was Vested on the date of death within 12 months commencing on the date of death (but in no event later than the Expiration Date). To the extent that the Option was unvested on the date of death, or if the Vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

8. Disability of Participant.

If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the portion of the Option that was Vested on the date of such termination of Continuous Service within three months commencing on the date of termination of Continuous Service (but in no event later than the Expiration Date). To the extent that the Option was unvested on the date of termination of Continuous Service, or if the Vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

9. Transferability of Option.

Subject to restrictions on transferability set forth in the Plan, this Option Agreement will be binding upon and benefit the parties, their successors and assigns.

10. Engaging in Competition With the Corporation.

If the Participant terminates Continuous Service with the Corporation or an Affiliate for any reason whatsoever, and within 12 months after the date thereof accepts employment with any competitor of (or otherwise engages in competition with) the Corporation, the Committee, in its sole discretion, may require such Participant to return to the Corporation the economic value of any Award that is realized or obtained (measured at the date of exercise, Vesting, or payment) by such Participant at any time during the period beginning on the date that is one year prior to the date of such Participant’s termination of Continuous Service with the Corporation.

11. Governing Law.

This Option Agreement will be administered, interpreted and enforced in accordance with the laws of the State of Washington, without regard to principles of conflicts of laws.

12. Rights as Shareholder.

Until the stock certificate representing the Shares is issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Corporation shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Article 10 of the Plan.

13. Adjustments upon Changes in Capitalization.

The Option shall be subject to the provisions of Article 11 of the Plan relating to adjustments upon changes in capitalization and similar corporate events.

14. Venue and Waiver of Jury Trial.

The Corporation, the Participant, and the Participant’s assignees pursuant to Section 9 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice or this Option Agreement shall be brought in the United States District Court for the Western District of Washington (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Washington state court in Clark County) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 14 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

15. Notices.

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (a) upon personal delivery, (b) one business day after deposit for overnight delivery by a nationally recognized air courier service, (c) five business days after deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, (d) on the date of facsimile transmission, with confirmed transmission, or (e) by email transmission, addressed to the party to be notified as follows:

If to the Corporation:

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, Washington 98660

Facsimile: (360) 980-8549

Attn: Secretary

If to the Participant:

Denis R. Burger, Ph.D.

1534 SW Myrtle St.

Portland, OR 97207-1248

Fax:

or such other address as such party may designate by 10 days’ advance written notice to the other party.

CYTODYN INC.		PARTICIPANT

By:
Name:	Nader Pourhassan	Denis R. Burger, Ph.D
Title:	President and Chief Executive Officer

EXHIBIT A

CYTODYN INC.

2012 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

CytoDyn Inc.

1111 Main Street, Suite 6600

Vancouver, Washington 98660

Telephone: (360) 980-8524

Facsimile: (360) 980-8549

Attention: Secretary

Participant:
Print Name

Mailing Address:

Telephone Number:

Option:         The option evidenced by a Stock Option Award Agreement dated ___________, ____.

OPTION EXERCISE

I hereby elect to exercise the Option to purchase shares (“Shares”) of common stock of CytoDyn Inc. covered by the Option as follows:

Number of Shares Purchased (a)

Per-Share Option Price (b)	$

Aggregate Purchase Price (a times b)	$

Closing Date of Purchase

Form of Payment [Check One]:

☐	My check in the full amount of the Aggregate Purchase Price (as well as a check for any withholding taxes, if this box ☐ is checked). See “Instructions” below.

☐	Delivery of previously owned shares of CytoDyn common stock with a fair market value equal to the Aggregate Purchase Price. See “Instructions” below. Note that restricted shares acquired from CytoDyn under one of its stock plans may be used for this purpose only if such shares have become vested.

☐	My irrevocable direction to my securities broker (see below) to sell Shares subject to the Option and deliver a portion of the sales proceeds to CytoDyn Inc., in full payment of the Aggregate Purchase Price (as well as any withholding taxes, if this box ☐ is checked). See “Instructions” below. I hereby confirm that any sale of Shares will be in compliance with CytoDyn’s policies on insider trading and Rule 144, if applicable. I HEREBY IRREVOCABLY AUTHORIZE ______________________ to
(name of broker)
transfer funds to CytoDyn Inc., from my account in payment of the Aggregate Purchase Price (and withholding taxes, if applicable) and CytoDyn Inc., is hereby directed to issue the Shares for my account with such broker and to transmit the Shares to the broker indicated above.

Instructions:

(1) If payment is to be by check, a certified or cashier’s check for the amount of the Aggregate Purchase Price payable to CytoDyn Inc., should be submitted with this Notice. If you wish to pay by wire transfer, please contact CytoDyn Inc. for instructions.

(2) If payment is to be by surrender of previously owned shares or by attestation of ownership (see Attestation Form below), either a certificate for the shares accompanied by a stock power endorsed in blank or the completed Attestation Form should be submitted with this Notice. If applicable, a certificate for any shares in excess of those needed to satisfy the Aggregate Purchase Price will be returned to you with the certificate for your option shares. Any change in registration between the payment shares and the new shares will require a properly executed stock power that is guaranteed by an institution participating in a recognized medallion signature guarantee program.

(3) Withholding tax is due immediately upon exercise of a nonqualified stock option by an employee or former employee. Non-employee directors are not currently subject to withholding. If withholding tax is due at the time of exercise, you will be notified of the amount and satisfactory arrangements must be made for payment before a stock certificate for your option shares will be delivered to you (or your broker, if applicable).

ISSUANCE INSTRUCTIONS FOR STOCK CERTIFICATES

Please register the stock certificate(s) in the following name(s):

If applicable, please check one: ☐ JT TEN ☐ TEN COM ☐ Other

Please deliver the stock certificate(s) to (check one):

☐	My brokerage account

Attn:

Account No.:	; or

☐	My mailing address set forth above.

Date	Signature of Participant

ATTESTATION FORM

As indicated above, I have elected to use shares of CytoDyn common stock that I already own to pay the Aggregate Purchase Price of the Option.

I attest to the ownership of the shares represented by the certificate(s) listed below or to the beneficial ownership of the shares held in the name of my broker, as indicated in the attached copy of my brokerage statement. I will be deemed to have delivered such shares to CytoDyn in connection with the exercise of my Option.

I understand that, because I (and any joint owner) will retain ownership of the shares (the “Payment Shares”) deemed delivered to pay the Aggregate Purchase Price, the number of shares to be issued to me upon exercise of my Option will be reduced by the number of Payment Shares. I represent that I have full power to deliver and convey certificates representing the Payment Shares to CytoDyn and by such delivery and conveyance could have caused CytoDyn to become sole owner of the Payment Shares. The joint owner of the Payment Shares, if any, by signing this Form, consents to these representations and to the exercise of the Option by this attestation.

I certify that any Payment Shares originally issued to me as restricted shares are now fully vested.

List certificate(s) and number of shares covered, or attach a copy of your brokerage statement:

Common Stock Certificate Number	Number of Shares Covered

Date: __________________

Print Name of Optionholder:

Signature of Optionholder:

Print Name of Joint Owner:

Signature of Joint Owner:

If you are attaching a copy of your brokerage statement, you must have your securities broker complete the following:

The undersigned hereby certifies that the foregoing attestation is correct.

Name of Brokerage Firm

By:

Print Name of Signing Broker

Date:

Telephone No.: